Exhibit 4.1


                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                     Between


                               WAVE SYSTEMS CORP.

                                       and

                            JNC OPPORTUNITY FUND LTD.

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                            Dated as of May 30, 1997


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                  CONVERTIBLE  PREFERRED STOCK PURCHASE  AGREEMENT,  dated as of
May 30, 1997 (this "Agreement"), between Wave Systems Corp., a Delaware corporation (the "Company"), and JNC Opportunity Fund Ltd., a corporation organized and existing under the laws of the Cayman Islands (the "Purchaser").

                  WHEREAS, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire shares of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock").

                  IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

                    Section 1.1. Certain Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the City of New York are authorized or required by law or other government actions to close.

                  "Closing" shall have the meaning set forth in Section 2.1(b).

                  "Closing Date" shall have the meaning set forth in Section 2.1(b).

                  "Certificate of Designation" shall have the meaning set forth in Section 2.1(a).

                  "Class A Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

                  "Class B Common Stock" means the Company's Class B Common Stock, par value $.01 per share.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means, collectively, the Class A Common Stock, Class B Common Stock, any stock into which such shares may hereafter be reclassified, and any other class of equity securities of the Company hereafter designated as Common Stock.

                  "Disclosure Materials" means, collectively, the SEC Documents and the Schedules to this Agreement furnished by or on behalf of the Company pursuant to Section 3.1.

                    "Escrow Agent" means Robinson Silverman Pearce Aronsohn & Berman LLP.

                  "Escrow Agreement" means the escrow agreement, dated as of the date hereof, by and between the Company, the Purchaser and the Escrow Agent, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, right of first refusal, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

                  "March Quarterly Report" shall have the  meaning set forth  in
Section 3.1(e).

                  "Material Adverse Effect" shall have the meaning set forth  in
Section 3.1(a).

                  "Original Issue Date" shall mean the first issuance of any Shares, regardless of the number of transfers of any particular Share and regardless of the number of certificates which may be issued to evidence any particular Share.

                  "Per Share Market Value" shall have the meaning set forth in the Certificate of Designation.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Preferred Stock" shall have the meaning set forth in the recitals hereto.

                  "Purchase Price" shall have the meaning set forth in Section 2.1(a).

                  "Registration Rights Agreement" means the registration rights agreement, dated as of the date hereof, by and between the Company and the Purchaser, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                  "SEC Documents" shall have the meaning set forth in Section 3.1(l).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Securities"  shall  have  the  meaning  set  forth  in
Section 3.1(m).

                  "Shares" means the shares of Preferred Stock to be purchased by the Purchaser pursuant to this Agreement.

                  "Side Letter Agreement" means the Agreement, dated as of the date hereof, between the Company and the Purchaser in the form attached hereto as Exhibit G.

                  "Subsequent Financing Notice" shall have the meaning set forth in Section 4.9.

                  "Subsequent Sale" shall have the meaning set forth in Section 4.9.

                  "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

                  "Trading Day"  shall  have   the  meaning  set  forth  in  the
Certificate of Designation.

                  "Transaction Documents"  shall have  the  meaning set forth in
Section 3.1(b).

                  "Underlying Shares" means the shares of Class A Common Stock issuable upon conversion of Shares in accordance with the terms hereof and the Certificate of Designation and upon exercise of the Warrant in accordance with the terms thereof.

                  "Underlying Shares Registration Statement" shall have the meaning set forth in Section 3.1(f).

                  "Warrant" means the Class A Common Stock purchase Warrant of the Company to be issued to the Purchaser on the Closing Date, substantially in the form of Exhibit F, entitling the Purchaser to purchase up to 80,000 shares of Class A Common Stock.


                                   ARTICLE II

                               PURCHASE OF SHARES

                  Section 2.1.   Purchase of Shares; Closing.

                  (a) Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on the Closing Date 80,000 Shares, which shall have the respective rights, preferences and privileges set forth in Exhibit A (the "Certificate of Designation"), at a price per Share of $20. The "Purchase Price" for the Shares is $1,600,000.

                  (b) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of the Escrow Agent, 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof, or at such other time and/or place as the Purchaser and the Company may agree, but not until the conditions listed in Article V have been satisfied or waived by the appropriate party. The date of the Closing is referred to herein as the "Closing Date".

                  (c) At the Closing, the Escrow Agent, in accordance with and subject to the terms and conditions of the Escrow Agreement, shall, pursuant to instructions delivered with respect thereto by the Company and the Purchaser, deliver (i) to the Purchaser (A) one or more stock certificates representing the Shares purchased hereunder, and (B) the Warrant, each registered in the name of the Purchaser, (ii) to the Company the Purchase Price, less the legal fees and disbursements contemplated in Section 7.1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing and (iii) to the party entitled thereto, all documents, instruments and writings required to have been delivered at or prior to Closing by either the Company or the Purchaser pursuant to this Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no material subsidiaries other than as set forth in the SEC Documents (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation, the Warrant and the Side Letter Agreement (collectively with this Agreement, the "Transaction Documents") and to otherwise carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents.

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in
Schedule 3.1(c). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in Schedule 3.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and the Warrant, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as disclosed in the Disclosure Materials, no Person beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with the Company in excess of 5% of the Common Stock.

                  (d) Issuance of Shares and Underlying Shares. The Shares are duly authorized and, when paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of any Liens. The Company has and at all times while the Shares and the Warrant are outstanding will maintain a reserve of shares of Common Stock to enable it to perform its conversion, exercise and other obligations under this Agreement, the Certificate of Designation and the Warrant, which reserve shall be no less than 2,090,000 shares of Class A Common Stock. When issued in accordance with the terms hereof, the Certificate of Designation and the Warrant (as the case may be), the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws (each as amended through the date hereof) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

                  (f) Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filing of the Certificate of Designation with respect to the Shares with the Secretary of State of Delaware, which filing shall be effected on or prior to the Closing Date, (ii) the filing of the registration statement covering the Underlying Shares (the "Underlying Shares Registration Statement") with the Commission and the making of the applicable blue-sky filings under state securities laws, each as contemplated by the Registration Rights Agreement, and (iii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents.

                  (g) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of the Transaction Documents, Shares or Underlying Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents. The Company has provided to the Purchaser true and complete copies of all notices received since December 27, 1997 from any stock exchange or market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or quotation system, as well as true and complete copies of the responses thereto by or on behalf of the Company.

                  (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, in any case of (i) above, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents,
(y) have a Material Adverse Effect or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents.

                  (i) Certain Fees. Except for fees payable by the Company to Wharton Capital Partners, Ltd. and to The Shemano Group, Inc., no fees or commissions will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby. The Purchaser shall have no obligation with respect to such fees or with respect to any claims made by other Persons for fees due in connection with this transaction.

                  (j) Disclosure Materials. The Disclosure Materials (other than the SEC Documents) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (k) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Shares under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

                  (l) SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the published rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 1997 (the "March Quarterly Report"), there has been no event, occurrence or development that could have had a Material Adverse Effect which is not specifically disclosed in the Disclosure Materials.

                  (m) Seniority. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation, dissolution or otherwise other than the Company's Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, of which, on the date hereof, 360 shares are outstanding, the Company's Series B Preferred Stock, par value $.01 per share of which, on the date hereof, no shares are outstanding, and the Company's Series C Convertible Preferred Stock, par value $.01 par share, of which, on the date hereof, 75,000 shares are outstanding (collectively, the "Senior Securities").

                  (n) Form S-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                  (o) Investment Company. The Company is not and is not an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (p) Class B Common Stock. The issued and outstanding shares of the Class B Common Stock are restricted securities subject to Rule 144 promulgated under the Exchange Act, and the holders of such shares have no registration rights or preemptive rights arising out of their ownership of such shares.

                  Section 3.2. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                  (a)  Organization;  Authority.  The Purchaser is a corporation duly and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement, Side Letter Agreement and the Escrow Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase of the Shares and the Warrant (and upon conversion or exercise thereof (as the case may be), the Underlying Shares) by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed and delivered by the Purchaser or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) Investment Intent. The Purchaser is acquiring the Shares, the Warrant and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Warrant or Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares, Warrant or Underlying Shares under an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

                    (c) Purchaser Status. At the time the Purchaser was offered the Shares and the Warrant, it was, and at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Warrant, and has so evaluated the merits and risks of such investment.

                  (e) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares and the Warrant and, at the present time, is able to afford a complete loss of such investment.

                  (f) Prohibited Transactions. Neither the Shares nor the Warrant are being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                  (g) Access to Information. The Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Warrant and the merits and risks of investing in the Shares and the Warrant;
(ii) access to information about the Company and the Company's financial condition, results of operations, business, properties and management sufficient to enable it to evaluate its investment in the Shares and the Warrant; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares and the Warrant and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                  (h) Reliance.  The Purchaser understands and acknowledges that
(i) the Shares and the Warrant are being offered and sold, and the Underlying Shares are being offered, to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that the Purchaser makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.


                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

                  Section 4.1. Transfer Restrictions. If the Purchaser should decide to dispose of any of the Shares or any portion of the Warrant to be purchased by it hereunder (and upon conversion or exercise (as the case may be) thereof, any Underlying Shares), the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements thereof. In connection with any transfer of any Shares or the Warrant other than pursuant to an effective registration statement or to the Company, the Company may require that the transferor of such Shares or Warrant provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Shares or Warrant under the Securities Act or any state securities laws.

                  The Purchaser agrees to the imprinting, so long as is required by the provisions of this Section 4.1, of the following legend on certificates representing the Shares, the Warrant and the Underlying Shares:

             NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  The legend set forth above shall be removed upon the conversion of Shares or the exercise of the Warrant (as the case may be) represented by such certificate at any time after the Underlying Shares Registration Statement has been declared effective under the Securities Act or, if no Underlying Shares Registration Statement is then effective, if in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is no longer required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The certificates representing the Shares, the Warrant and the Underlying Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends shall be removed when not required in accordance with this Section 4.1. The Company agrees that it will provide the Purchaser, upon request, with a substitute stock certificate or certificates or Warrant (as the case may be), free from such legend at such time as such legend is no longer applicable. The Purchaser agrees that, in connection with any transfer of Shares, the Warrant or Underlying Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares, the Warrant or Underlying Shares.

                  Section 4.2. Stop Transfer Instruction. The Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth in Section 4.1 above.

                  Section 4.3. Furnishing of Information. For so long as the Purchaser owns Shares or Underlying Shares, the Company covenants to timely file (or obtain valid extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchaser with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

                  Section 4.4. Use of Disclosure Materials. The Company consents to the use of the Disclosure Materials, and any amendments and supplements thereto, by the Purchaser in connection with resales of the Shares or the Underlying Shares other than pursuant to an effective registration statement.

                  Section 4.5. Issuance of Senior Securities. For so long as the Purchaser shall own Shares, the Company shall not issue any Senior Securities.

                  Section 4.6. Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Shares and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and continue such qualification at all times through the third anniversary of the Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified.

                  Section 4.7. Integration. The Company shall not, and shall use its best efforts to ensure that, no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrant or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrant or Underlying Shares to the Purchaser.

                  Section 4.8. Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares, the Warrant or Underlying Shares other than the Disclosure Materials and any amendments and supplements thereto prepared in compliance herewith or
(ii) solicit any offer to buy or sell the Shares, the Warrant or Underlying Shares by means of any form of general solicitation or advertising.

                  Section 4.9. Right of First Refusal; Subsequent Regulations; Certain Corporate Actions. (a) The Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant any option to purchase or other disposition) of any of its or its Affiliates equity or equity-equivalent securities at a price which is, on the face thereof, or implied therein, less than the market price or fair market value for such securities (a "Subsequent Sale") for a period of 180 days after Closing Date, except (i) the granting of options to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock disclosed in Schedule 3.1(c), and (iii) shares of Common Stock issued upon conversion of Shares or exercise of the Warrant in accordance herewith and the Certificate of Designation or the Warrant, as the case may be, unless (A) the Company delivers to the Purchaser a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing and the amount of proceeds intended to be raised thereunder and (B) the Purchaser shall not have notified the Company by 5:00 p.m. (Eastern Time) on the third Business Day after its receipt of the Subsequent Financing Notice of its willingness to enter into good faith negotiations to provide as promptly as is commercially practicable (or to cause its sole designee to provide) financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If the Purchaser shall fail to notify the Company of its intention to enter into such negotiations within such time period, or if the Purchaser shall fail to actually close such financing within 10 Business Days after such notice, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; provided, that the Company shall provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice. The provisions of this Section 4.9 shall not apply to any financing by the Company with a strategic partner (including without limitation any company which is involved in computer hardware, including peripherals, or software manufacturing, design, development, marketing and sales, content providers, Internet document transmission, data broadcast systems, and electronic commerce applications), including without limitation Creative Technology Ltd. A strategic partner does not include entities in the business of acquiring private placement securities for investment purposes only.

                  (b) Except Underlying Shares to be registered in accordance with the Registration Rights Agreement, the Company may not register for resale any securities of the Company for a period of not less than 60 Trading Days after the date that the Underlying Shares Registration Statement is declared effective by the Commission. Any days that the Purchaser is unable to sell Underlying Shares under the Underlying Shares Registration Statement shall be added to such 60 Trading Day period.

                  (c) As long as there are Shares outstanding, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchaser, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchaser; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

                  Section 4.10. Purchaser Ownership of Common Stock. The Purchaser may not use its ability to convert Shares hereunder or under the terms of the Certificate of Designation or to exercise the Warrant to the extent that such conversion or exercise would result in the Purchaser owning more than 4.9% of the outstanding shares of the Common Stock. The Company shall, promptly upon its receipt of a Conversion Notice tendered by the Purchaser (or its designee) under the Certificate of Designation and upon an exercise of any portion of the Warrant, notify the Purchaser of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to the Purchaser (or its designee, as the case may be) if the conversion or exercise requested in such Conversion Notice or exercise notice were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Certificate of Designation or the Warrant, the Purchaser shall revoke such conversion or exercise to the extent that it determines that such conversion or exercise would result in the Purchaser owning in excess of 4.9% of such outstanding shares of Common Stock.

                  Section 4.11. Listing of Underlying Shares. The Company shall take all steps necessary to cause the Underlying Shares to be approved for listing in The Nasdaq National Market (and each other national securities exchange or market on which the Common Stock is then listed) no later than the first day after which shares may be converted hereunder by the Purchaser, and shall provide to the Purchaser evidence of such listing and shall maintain the listing of its Common Stock on such exchange.

                  Section 4.12. Purchaser's Rights if Trading in Common Stock is Suspended. In the event that at any time within the three-year period after the Closing Date trading in the shares of the Common Stock is suspended on the principal market or exchange for such shares (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information) for more than three days or if the shares of Common Stock are delisted from the Nasdaq National Market, unless immediately therewith the Common Stock is listed for trading in the Nasdaq SmallCap Market, in which event the provisions of this
Section 4.13 shall apply to a listing on the Nasdaq SmallCap Market, at the Purchaser's option exercisable by written notice to the Company, the Company shall repurchase all Shares and all Underlying Shares then held by such Purchaser, at an aggregate purchase price equal to (A) the product of the average Per Share Market Value for the five Trading Days immediately preceding the day of such notice multiplied by the number of shares of Common Stock into which the Shares to be purchased are then convertible (or in the case of Underlying Shares, the number of Underlying Shares to be purchased), plus (B) interest on such amount accruing from the 7th day after such notice at the rate of 15% per annum.

                  Section 4.13. No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if any redemption of Shares or Underlying Shares otherwise required under this Agreement, the Registration Rights Agreement or the Certificate of Designation would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that, interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.12 during any such period.

                  Section 4.14. Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of Shares or Underlying Shares otherwise required under this Agreement would be prohibited in the absence of consent from any lender of the Company or of any Subsidiary, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the redemption is required. Interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.12 until such consent is obtained. Nothing contained in this Section shall be construed as a waiver by the Purchaser of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

                  Section 4.15. Notice of Breaches. Each of the Company and the Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which could reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein or therein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement. Neither the Company, any Subsidiary nor the Purchaser will take, or agree to commit to take, any action that is intended to make any representation or warranty of the Company or the Purchaser, as the case may be, contained herein or in the Registration Rights Agreement inaccurate in any respect at the Closing Date.

                  Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by any of the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

                  Section 4.16. Conversion Procedures. Exhibit D attached hereto sets forth the procedures with respect to the conversion of the Shares, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously.


                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

                  Section 5.1. Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Shares and the Warrant is subject to the satisfaction or waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:

                  (a) Legal Opinion. The Purchaser shall have received the legal opinion, addressed to it and dated the Closing Date, of Curtis, Mallet-Prevost, Colt & Mosle, counsel for the Company, substantially in the form of Exhibit C;

                  (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time;

                  (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing;

                  (d)    No Injunction.  No statute, rule, regulation, executive
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                  (e) No Material Adverse Effect. Since the date of the financial statements included in the March Quarterly Report, no event which in the judgment of the Purchaser has or could have a Material Adverse Effect and no material adverse change in the financial condition or business of the Company shall have occurred which is not disclosed in the Disclosure Materials;

                  (f) No Prohibitions. The purchase of and payment for the Shares and the Warrant (and upon conversion thereof, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Purchaser to any penalty, or in its judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Purchaser of the purchase of the Shares, the Warrant or the Underlying Shares (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement);

                  (g) Company Certificates. The Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Restated Certificate of Incorporation, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date thereof, and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the issuance and sale of the Shares, the Warrant and the Underlying Shares and (ii) the incumbency of officers executing the Transaction Documents;

                  (h) Registration Rights Agreement, Side Letter Agreement and Escrow Agreement. The Company shall have executed and delivered to the Escrow Agent the Registration Rights Agreement, Side Letter Agreement and the Escrow Agreement;

                  (i) No Suspensions of Trading in Common Stock. Trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq National Market or any other national securities exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration at the direction of the Company solely to permit dissemination of material information regarding the Company);

                  (j) Listing of Common Stock. The Common Stock shall have at all times between the date hereof and the Closing Date been, and on the Closing Date be, listed for trading on the Nasdaq National Market;

                  (k) Delivery of Stock Certificates and the Warrant. The Company shall have delivered to the Escrow Agent the stock certificate(s) representing the Shares and the Warrant, each registered in the name of the Purchaser, each in form satisfactory to the Escrow Agent and the Purchaser;

                  (l) Shares of Common Stock. On the Closing Date, the Company shall have duly reserved for issuance to the Purchaser 2,090,000 Underlying Shares;

                  (m) Certificate of Designation. The Certificate of Designation shall have been duly filed by the Secretary of State of Delaware, and the Company shall have delivered proof of such filing to the Escrow Agent, reasonably satisfactory to it; and

                  (n) Form S-3 Eligibility. The Company shall be eligible to register securities for resale under Form S-3 promulgated under the Securities Act.

                  Section 5.2. Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Shares and the Warrant hereunder is subject to the satisfaction or waiver by the Company, at or prior to the Closing, of each of the following conditions:

                  (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time;

                  (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement, the Side Letter Agreement and the Escrow Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

                  (c) No Prohibitions. The sale of the Shares and the Warrant (and upon conversion or exercise (as the case may be) thereof, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Company to any penalty, or in its judgment, any other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Company of the sale of Shares, the Warrant or the Underlying Shares to the Purchaser (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement); and

                  (d) No Injunction.  No statute,  rule,  regulation,  executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.


                                   ARTICLE VI

                                   TERMINATION

                  Section 6.1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to Closing by the mutual consent of the Company and the Purchaser.

                  Section 6.2. Termination by the Company or the Purchaser. This Agreement may be terminated prior to Closing by either the Company or the Purchaser, by giving written notice of such termination to the other party, if:

                  (a) there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the Closing or if the consummation of the Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction; or

                  (b) there shall have been an amendment to Regulation D or an interpretive release promulgated or issued thereunder, which, in the judgment of the terminating party, would materially adversely affect the transactions contemplated by the Transaction Documents.

                  Section 6.3. Termination by the Company. This Agreement may be terminated prior to Closing by the Company, by giving written notice of such termination to the Purchaser, if the Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement, the Registration Rights Agreement or the Side Letter Agreement and such breach is not cured within one business day following receipt by the Purchaser of notice of such breach.

                  Section 6.4. Termination by the Purchaser. This Agreement may be terminated prior to Closing by the Purchaser, by giving written notice of such termination to the Company, if:

                  (a) the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, the Registration Rights Agreement or the Side Letter Agreement and such breach is not cured within one business day following receipt by the Company of notice of such breach;

                  (b) there has occurred a material adverse change in the business or financial condition of the Company or an event since the date of the financial statements included in the March Quarterly Report which, in the Purchaser's judgment has or could have a Material Adverse Effect and which is not disclosed in the Disclosure Materials;

                  (c) trading in the Common Stock has been suspended by the Commission or the Nasdaq National Market or other national securities exchange or market on which the Common Stock is listed or quoted; or

                  (d) the Common Stock shall have failed to be listed for trading on the Nasdaq National Market or on the Nasdaq SmallCap Market.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement and except that the Company shall reimburse the Purchaser $10,000 for its legal fees and disbursements. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares and the Warrant (and upon conversion or exercise thereof (as the case may be), the Underlying Shares) pursuant hereto. The Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

                  Section 7.1. Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, and each of the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                  Section 7.2. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:        Wave Systems Corp.
                                            480 Pleasant Street
                                            Lee, MA  01268
                                            Facsimile No.: (413) 243-0045
                                            Attn: James Stokes Hatch

                  With copies to:           Curtis, Mallet-Prevost,
                                            Colt & Mosle
                                            101 Park Avenue, 35th Floor
                                            New York, NY  10178
                                            Facsimile No.: (212) 697-1559
                                            Attn: Jeffrey N. Ostrager


                  If to the Purchaser:      JNC Opportunity Fund Ltd.
                                            Olympia Capital (Cayman) Ltd.
                                            c/o Olympia Capital (Bermuda) Ltd.
                                            Williams House
                                            20 Reid Street
                                            Hamilton HM11
                                            Bermuda
                                            Facsimile No.:  (441) 295-2305
                                            Attn:  Philip Pedro

                  with copies to:           Encore Capital Management, L.L.C.
                                            12007 Sunrise Valley Drive
                                            Suite 460
                                            Reston, VA  20191
                                            Facsimile No.: (703) 476-7711
                                            Attn: Neil Chau

                                                      - and -

                                            Robinson Silverman Pearce Aronsohn
                                            & Berman LLP
                                            1290 Avenue of the Americas
                                            New York, NY  10104
                                            Facsimile No.: (212) 541-4630
                                            Attn:  Eric L. Cohen

or such other address as may be designated in writing hereafter, in the same manner, by such person.

                  Section 7.3. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  Section 7.4. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 7.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this
Agreement or any rights or obligations hereunder without the prior written consent of the other, except that the Purchaser may assign its rights hereunder and under the Registration Rights Agreement to an Affiliate or managed fund thereof, provided, that such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 3.2 herein. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

                  Section 7.6. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  Section 7.7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                  Section 7.8. Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VII shall survive the Closing (or any earlier termination of this Agreement) and any conversion of Shares or exercise of the Warrant hereunder.

                  Section 7.9. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  Section 7.10. Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

                  Section 7.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  Section 7.12. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchaser hereunder with respect to the subsequent transfer of Shares and the Underlying Shares. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                           WAVE SYSTEMS CORP.



                                           By:     /s/ Peter J. Sprague
                                              --------------------------------
                                           Name:  Peter J. Sprague
                                           Title:  Chairman



                                           JNC OPPORTUNITY FUND LTD.



                                           By:      /s/ Philip C. Pedro
                                              --------------------------------
                                           Name:  Philip C. Pedro
                                           Title:  Director

                                    Exhibit D


                 [To be provided by Company prior to the Closing]